Exhibit 99.1

     ------------------Press Release, dated June 16, 2005------------------

                                                           FOR IMMEDIATE RELEASE

        CARNIVAL CORPORATION & PLC REPORTS RECORD SECOND QUARTER EARNINGS

      MIAMI (June 16, 2005) - Carnival  Corporation & plc (NYSE/LSE:  CCL; NYSE:
CUK) reported record net income of $409 million, or $0.49 diluted EPS, on revenues of $2.52 billion for its second quarter ended May 31, 2005. Net income for the second quarter of 2004 was $332 million, or $0.40 diluted EPS, on revenues of $2.26 billion. Previously announced cancelled voyages reduced second quarter 2005 earnings by approximately $0.03 per share.

      Net income for the six months ended May 31, 2005 was $753 million, or $0.91 diluted EPS, on revenues of $4.92 billion, compared to net income of $535 million, or $0.66 diluted EPS, on revenues of $4.24 billion for the same period in 2004.

      The increase in second quarter earnings was driven by both a 5.3 percent increase in new cruise capacity and a significant growth in cruise net revenue yields (revenue per available berth day), which more than offset substantially higher fuel costs. Net revenue yields for the second quarter of 2005 increased
8.4 percent compared to the prior year, primarily due to higher cruise ticket prices and, to a lesser extent, higher occupancy and the weak U.S. dollar relative to the euro and sterling. Net revenue yields as measured on a local currency basis ("constant dollar basis") increased 6.8 percent over the same period last year. Gross revenue yields increased 5.7 percent.

      Net cruise costs per available lower berth day ("ALBD") for the second quarter of 2005 increased 7.3 percent compared to last year. On a constant dollar basis, net cruise costs per ALBD increased 5.4 percent from the same period last year. The increase in constant dollar costs per ALBD was primarily due to a 35 percent increase in fuel prices, and to a lesser extent, higher unit costs due to the aforementioned voyage cancellations and higher dry-dock amortization expense. Gross cruise costs per ALBD increased 4.0 percent.

      Carnival Corporation & plc Chairman and CEO Micky Arison said he was very pleased with the continuing strong growth in demand for the company's cruise products. "The recognition by consumers of the extraordinary value of our cruise products helped to increase our net revenue yields by over 8 percent in the second quarter - the fifth straight quarter of net revenue yield increases of 7 percent or better," he said. "The strong revenue yield performance enabled us to grow net income over 23 percent in the second quarter despite historically high fuel costs," Arison added.

Outlook for the Remainder of 2005

      Regarding advance bookings, Arison stated, "We came into the second quarter of 2005 with significantly less inventory remaining to be sold versus the same time last year, despite an 8.5 percent increase in 2005 capacity." He added that pricing for bookings taken during the second quarter this year was significantly higher than last year, while booking volumes were lower since there was less inventory remaining to sell. Arison further stated, "At the end of the second quarter, we achieved higher occupancy rates for the last six months of this year than at the same time last year, with higher average prices, which puts us in an excellent position to achieve higher revenue yields in the second half of 2005."

      Assuming a continuing strong demand for travel, the company has increased its expectation for net revenue yields for the last six months of 2005, on a constant dollar basis, by approximately 1 percent to an increase of 4.5 to 5.5 percent, compared to last year. The company's forward guidance is the same in both current dollars and constant dollars as the currency exchange rates the company has used in its forward guidance ($1.23 to the euro and $1.83 to the sterling) is approximately the same as the actual exchange rates in effect during the second half of 2004. The company estimates that net cruise costs per ALBD for the remainder of 2005 are expected to increase by 3 to 4 percent, compared to 2004. The increase in forecasted costs per ALBD versus last year is largely due to higher fuel prices. The company's cost guidance for fuel is based on recent forward prices for fuel for the balance of the year, which is 30 percent higher than average prices for the last half of fiscal 2004. Excluding the higher fuel costs, the company's forecast for net cruise costs per ALBD for the balance of 2005 is approximately the same as the prior year.

      Based on these estimates, the company expects that diluted earnings per share for the year 2005 will increase approximately 21 percent, compared to the prior year. Diluted earnings per share for 2005 are expected to be $2.70 (versus the company's prior guidance of $2.67 per share) with higher net revenue yield expectations partly offset by higher fuel costs and a reduced contribution to earnings from foreign currency translation.

      For the third quarter of 2005, the company expects net revenue yields to increase 4.5 to 5.5 percent, compared to last year. Net cruise costs per ALBD are expected to be up 6 to 7 percent, compared to last year, primarily due to forecasted higher fuel prices, and to a lesser extent, higher dry-dock amortization and timing of other ship operating costs. Based on these estimates, the company expects diluted earnings per share for the third quarter of 2005 to be in the range of $1.33 to $1.35.

      The company has one ship scheduled to enter service during the third quarter of 2005. Carnival Cruise Lines' 2,974-passenger Carnival Liberty will launch the line's first-ever Mediterranean cruise program beginning July 20, 2005.

      Carnival has scheduled a conference call with analysts at 10 a.m. EST (15.00 London time) today to discuss its 2005 second quarter earnings. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc's Web site at www.carnivalcorp.com and www.carnivalplc.com.

      Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 12 cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, Windstar Cruises, AIDA Cruises, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises, Swan Hellenic, and P&O Cruises Australia.

      Together, these brands operate 78 ships totaling more than 134,000 lower berths with 12 new ships scheduled for delivery between July 2005 and April 2009. Carnival Corporation & plc also operates the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

********************************************************************************

Cautionary note concerning factors that may affect future results

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, outlook, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this earnings release. Forward-looking statements include those statements which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and/or tax costs, costs per ALBD, estimates of ship depreciable lives and residual values, outlook or business prospects. These factors include, but are not limited to, the following: risks associated with the DLC structure, including the uncertainty of its tax status; general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; risks associated with operating internationally; proposed legislation mandating that U.S. citizens carry a passport for travel to or from certain countries that were previously exempt; the international political and economic climate, armed conflicts, terrorist attacks and threats thereof, availability of air service, other world events and adverse publicity, and their impact on the demand for cruises; accidents and other incidents affecting the health, safety, security and vacation satisfaction of passengers, including machinery and equipment failures, which could cause the cancellation of a cruise or a series of cruises; changing public and consumer tastes and preferences, which may, among other things, adversely impact the demand for cruises; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its business worldwide; the ability of Carnival Corporation & plc to attract and retain qualified shipboard crew and maintain good relations with employee unions; the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, payroll, insurance and security costs; changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates; continued availability of attractive port destinations; the ability to successfully implement cost improvement plans and to integrate business acquisitions; continuing financial viability of Carnival Corporation & plc's travel agent distribution system and air service providers; and unusual weather patterns or natural disasters, such as hurricanes and earthquakes.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this release, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

MEDIA CONTACTS                            INVESTOR RELATIONS CONTACT
US                                        US/UK
Carnival Corporation & plc                Carnival Corporation & plc
Tim Gallagher                             Beth Roberts
1 305 599 2600, ext. 16000                1 305 406 4832

UK
Brunswick Group
Sophie Fitton/Sarah Tovey
44 (0) 20 7404 5959

2005 Second Quarter Earnings -

                           CARNIVAL CORPORATION & PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Three Months Ended May 31,           Six Months Ended May 31,
                                                          --------------------------           ------------------------
                                                            2005            2004(1)            2005               2004(1)
                                                            ----            -------            ----               -------
                                                                    (in millions, except per share data)
Revenues
     Cruise
         Passenger tickets                                $   1,899       $   1,691          $   3,740          $   3,218
         Onboard and other                                      570             526              1,116                973
     Other                                                       50              36                 59                 45
                                                          ---------       ---------          ---------          ---------
                                                              2,519           2,253              4,915              4,236
                                                          ---------       ---------          ---------          ---------
Costs and Expenses
     Operating
         Cruise
              Commissions, transportation and other             383             376                814                760
              Onboard and other                                  95              97                191                178
              Payroll and related                               284             249                558                486
              Food                                              151             137                305                264
              Other ship operating                              515             434                972                814
         Other                                                   42              33                 54                 43
                                                          ---------       ---------          ---------          ---------
         Total                                                1,470           1,326              2,894              2,545
     Selling and administrative                                 342             322                675                638
     Depreciation and amortization                              225             200                446                388
                                                          ---------       ---------          ---------          ---------
                                                              2,037           1,848              4,015              3,571
                                                          ---------       ---------          ---------          ---------
Operating Income                                                482             405                900                665
                                                          ---------       ---------          ---------          ---------

Nonoperating (Expense) Income
     Interest income                                              6               4                  9                  9
     Interest expense, net of capitalized interest              (82)            (70)              (168)              (136)
     Other income (expense), net                                  3              (7)                10(2)              (7)
                                                          ---------       ---------          ---------          ---------
                                                                (73)            (73)              (149)              (134)
                                                          ---------       ---------          ---------          ---------

Income Before Income Taxes                                      409             332                751                531

Income Tax Benefit, Net                                                                              2                  4
                                                          ---------       ---------          ---------          ---------

Net Income                                                $     409       $     332          $     753          $     535
                                                          =========       =========          =========          =========

Earnings Per Share
     Basic                                                $    0.51       $    0.41          $    0.94          $    0.67
                                                          =========       =========          =========          =========
     Diluted                                              $    0.49       $    0.40(3)       $    0.91          $    0.66(3)
                                                          =========       =========          =========          =========

Dividends Per Share                                       $    0.20       $   0.125          $    0.35          $    0.25
                                                          =========       =========          =========          =========

Weighted-Average Shares Outstanding - Basic                     805             803                805                801
                                                          =========       =========          =========          =========
Weighted-Average Shares Outstanding - Diluted                   854             850(3)             855                849(3)
                                                          =========       =========          =========          =========

(1) Reclassifications have been made to certain 2004 amounts to conform to the current period presentation.

(2)   Includes a $7 million gain from the settlement of litigation.

(3)   Restated for the adoption in the fourth quarter of 2004 of EITF No. 04-08.

2005 Second Quarter Earnings -

                           CARNIVAL CORPORATION & PLC
                  SELECTED STATISTICAL AND SEGMENT INFORMATION

                                              Three Months Ended May 31,                Six Months Ended May 31,
                                              --------------------------                ------------------------
                                                2005                2004(1)             2005               2004(1)
                                                ----                -------             ----               -------
                                                         (in millions, except statistical information)
STATISTICAL INFORMATION
   Passengers carried                          1,687,459           1,565,903           3,306,332           2,912,868
   Available lower berth days (2)             11,711,830          11,120,445          23,298,274          21,183,100
   Occupancy percentage                            104.8%              102.8%              104.3%              102.4%

SEGMENT INFORMATION
   Revenues
       Cruise                               $      2,469        $      2,217        $      4,856        $      4,191
       Other                                          61                  43                  74                  54
       Intersegment elimination                      (11)                 (7)                (15)                 (9)
                                            ------------        ------------        ------------        ------------
                                            $      2,519        $      2,253        $      4,915        $      4,236
                                            ============        ============        ============        ============
   Operating expenses
       Cruise                               $      1,428        $      1,293        $      2,840        $      2,502
       Other                                          53                  40                  69                  52
       Intersegment elimination                      (11)                 (7)                (15)                 (9)
                                            ------------        ------------        ------------        ------------
                                            $      1,470        $      1,326        $      2,894        $      2,545
                                            ============        ============        ============        ============

   Selling and administrative expenses
       Cruise                               $        325        $        308        $        647        $        610
       Other                                          17                  14                  28                  28
                                            ------------        ------------        ------------        ------------
                                            $        342        $        322        $        675        $        638
                                            ============        ============        ============        ============

   Operating income (loss)
       Cruise                               $        499        $        421        $        939        $        702
       Other                                         (17)                (16)                (39)                (37)
                                            ------------        ------------        ------------        ------------
                                            $        482        $        405        $        900        $        665
                                            ============        ============        ============        ============

(1) Reclassifications have been made to certain 2004 amounts to conform to the current period presentation.

(2) Available lower berth days is the total passenger capacity for the period, assuming two passengers per cabin, that we offer for sale, which is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

2005 Second Quarter Earnings -

                           CARNIVAL CORPORATION & PLC
                    GAAP TO NON-GAAP RECONCILING INFORMATION

Gross and net revenue yields were computed by dividing the gross or net revenues, without rounding, by ALBDs as follows:

                                                 Three Months Ended May 31,              Six Months Ended May 31,
                                                 --------------------------              ------------------------
                                                   2005               2004              2005                2004
                                                   ----               ----              ----                ----
                                                            (in millions, except ALBDs and yields)
Cruise revenues
    Passenger tickets                          $      1,899       $      1,691       $      3,740       $      3,218
    Onboard and other                                   570                526              1,116                973
                                               ------------       ------------       ------------       ------------
Gross cruise revenues                                 2,469              2,217              4,856              4,191
Less cruise costs
    Commissions, transportation and other              (383)              (376)              (814)              (760)
    Onboard and other                                   (95)               (97)              (191)              (178)
                    --                         ------------       ------------       ------------       ------------
Net cruise revenues (1)                        $      1,991       $      1,744       $      3,851       $      3,253
                                               ============       ============       ============       ============

 ALBDs                                           11,711,830         11,120,445         23,298,274         21,183,100
                                               ============       ============       ============       ============

Gross revenue yields (1)                       $     210.82       $     199.37       $     208.45       $     197.88
                                               ============       ============       ============       ============

Net revenue yields (1)                         $     170.01       $     156.81       $     165.32       $     153.60
                                               ============       ============       ============       ============

Gross and net cruise costs per ALBD were computed by dividing the gross or net cruise costs, without rounding, by ALBDs as follows:

                                                         Three Months Ended May 31,             Six Months Ended May 31,
                                                         --------------------------             ------------------------
                                                           2005               2004               2005                2004
                                                           ----               ----               ----                ----
                                                               (in millions, except ALBDs and costs per ALBD)
Cruise operating expenses                              $      1,428       $      1,293       $      2,840       $      2,502
Cruise selling and administrative expenses                      325                308                647                610
                                                       ------------       ------------       ------------       ------------
Gross cruise costs                                            1,753              1,601              3,487              3,112
Less cruise costs included in net cruise revenues
        Commissions, transportation and other                  (383)              (376)              (814)              (760)
        Onboard and other                                       (95)               (97)              (191)              (178)
                                                       ------------       ------------       ------------       ------------
Net cruise costs (1)                                   $      1,275       $      1,128       $      2,482       $      2,174
                                                       ============       ============       ============       ============

ALBDs                                                    11,711,830         11,120,445         23,298,274         21,183,100
                                                       ============       ============       ============       ============

Gross cruise costs per ALBD (1)                        $     149.73       $     144.03       $     149.67       $     146.92
                                                       ============       ============       ============       ============

Net cruise costs per ALBD (1)                          $     108.92       $     101.47       $     106.54       $     102.64
                                                       ============       ============       ============       ============

2005 Second Quarter Earnings -

                NOTE TO GAAP TO NON-GAAP RECONCILING INFORMATION

(1) We use net cruise revenues per ALBD ("net revenue yields") and net cruise costs per ALBD as significant non-GAAP financial measures of our cruise segment financial performance. We believe that net revenue yields are commonly used in the cruise industry to measure a company's cruise segment revenue performance. This measure is also used for revenue management purposes. In calculating net revenue yields, we use "net cruise revenues" rather than "gross cruise revenues." We believe that net cruise revenues is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues earned by us net of our most significant variable costs, which are travel agent commissions, cost of air transportation and certain other variable direct costs associated with onboard revenues. Substantially all of our remaining cruise costs are largely fixed once our ship capacity levels have been determined.

      Net cruise costs per ALBD is the most significant measure we use to monitor our ability to control our cruise segment costs rather than gross cruise costs per ALBD. In calculating net cruise costs, we exclude the same variable costs as described above, which are included in the calculation of net cruise revenues. This is done to avoid duplicating these variable costs in these two non-GAAP financial measures.

      We have not provided estimates of future gross revenue yields or future gross cruise costs per ALBD because the reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses would require us to forecast, with reasonable accuracy, the amount of air and other transportation costs that our forecasted cruise passengers would elect to purchase from us (the "air/sea mix"). Since the forecasting of future air/sea mix involves several significant variables that are relatively difficult to forecast and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, our ability to forecast our future results, as any variation in the air/sea mix has no material impact on our forecasted net cruise revenues or forecasted net cruise costs. As such, management does not believe that this reconciling information would be meaningful.

      We also monitor these two non-GAAP financial measures assuming the 2005 exchange rates have remained constant with the 2004 comparable period rates, or on a "constant dollar basis," in order to remove the impact of changes in exchange rates on our non-U.S. dollar cruise operations. On a constant dollar basis, net cruise revenues and net cruise costs would be $1.96 billion and $1.25 billion for the three month period ended May 31, 2005, and $3.80 billion and $2.44 billion for the six month period ended May 31, 2005, respectively.